For additional information, contact:

Kelly Blough                                                                    Colleen Nichols
SonicWALL, Inc. Investor Relations           SonicWALL, Inc. Media Relations
+ 1 (408) 962-6329                                                                     +1 (408) 962-6131
kblough@sonicwall.com                                                        cnichols@sonicwall.com

SonicWALL Reports Second Quarter 2009 Financial Results
Company Reports Over $11 Million in Cash from Operations, and Non-GAAP Operating Margin of 16%

SUNNYVALE, Calif., July 23, 2009 - SonicWALL, Inc. (NASDAQ: SNWL), today reported performance in the quarter ended June 30, 2009, with revenue of $48.6 million. The Company shipped 39,000 revenue units in the quarter.  Cash flow from operations was $11.1 million.  The company ended the quarter with cash, equivalents and total investments of $189 million, and deferred revenue of $111 million.

Net income for the second quarter of 2009 calculated in accordance with U.S. generally accepted accounting principles (GAAP) was $3.4 million, or $0.06 per diluted share.  In comparison, GAAP net income for the second quarter of 2008 was $0.9 million, or $0.02 per diluted share.

Non-GAAP net income for the second quarter of 2009 was $5.4 million or $0.10 per diluted share.  In comparison, non-GAAP net income for the second quarter of 2008 was $3.6 million, or $0.06 per diluted share.  Non-GAAP net income excludes amortization of purchased intangible assets, restructuring charges, and share-based compensation expense primarily associated with the expensing of stock options in accordance with Financial Accounting Standards No. 123R (FAS 123R).  An explanation of our use of non-GAAP measures is included in the section in this press release entitled "Use of Non-GAAP Financial Measures."

The Company reported second quarter non-GAAP operating margin of 16%.  In comparison, non-GAAP operating margin for the second quarter of 2008 was 7%.  Non-GAAP gross margin in the second quarter was 74%, compared to 71% in the second quarter of 2008.

“Our commitment to operational excellence has served us well,” said Matt Medeiros, CEO of SonicWALL.  “We have continually made strong improvements in profitability and business efficiency while simultaneously keeping our focus on delivering an expanded array of solutions that are more competitive and relevant to the market.”

Guidance for Q3 2009

SonicWALL expects third quarter 2009 revenue to be in the range of $46 million to $49 million.  The Company expects non-GAAP gross margin to be in the range of 72.5% to73.5% of revenue.  SonicWALL expects earnings per share in the third quarter of 2009 to be in the range of $0.08 to $0.09 per diluted share on a non-GAAP basis.  On a GAAP basis, inclusive of a total of approximately $3.0 million, before taxes, in combined amortization of purchased intangibles assets, and share-based compensation expense, the Company expects earnings per share to be in the range of $0.05 to $0.06.  Share-based compensation expense associated with the expensing of stock options is estimated to be approximately $2.0 million for the third quarter of 2009.

This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call

A conference call to discuss second quarter 2009 results will take place today, July 23, 2009, at 2:00 p.m. PT (5:00 p.m. ET).  SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call.  A web cast of the live call can be found at http://www.sonicwall.com/us/company/2518.html.  A replay of the call will be available beginning at approximately 5:00 p.m. PT (8:00 p.m. ET) today at the Company's website or by telephone until 5:00 p.m. PT on July 27 at 888-203-1112 (toll-free) or 719-457-0820 (International), passcode 4662767.

About SonicWALL, Inc.

Founded in 1991, SonicWALL, Inc. designs, develops and manufactures comprehensive network security, email security, secure remote access, and continuous data protection solutions. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of results of operations.  These non-GAAP results are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses.  The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL's operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.”  The forward-looking statements include without limitation statements regarding our expected revenue for the third quarter of 2009, gross margin on a non-GAAP basis for the third quarter of 2009, earnings per share on a GAAP and non-GAAP basis for the third quarter of 2009, and share based compensation expense for the third quarter of 2009.   These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could affect SonicWALL's actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward- looking statements, please see the "Risk Factors" described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our interim reports on Form 10-Q for quarterly periods thereafter.  All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

NOTE: SonicWALL is a registered trademark of SonicWALL, Inc.  Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues:
Product	$16,507	$23,810	$31,971	$47,550
License and service	32,053	31,989	63,738	63,560
Total revenues	48,560	55,799	95,709	111,110
Cost of revenues:
Product	8,948	10,811	17,205	21,852
License and service	3,904	5,441	8,045	10,264
Amortization of purchased technology	754	754	1,508	1,508
Total cost of revenues	13,606	17,006	26,758	33,624
Gross profit	34,954	38,793	68,951	77,486
Operating expenses:
Research and development	8,910	11,414	18,737	22,957
Sales and marketing	17,399	21,756	34,641	44,482
General and administrative	3,935	5,032	8,182	10,177
Amortization of purchased intangible assets	274	274	548	567
Restructuring charges (reversals)	-	(35)	-	1,770
Total operating expenses	30,518	38,441	62,108	79,953
Income (loss) from operations	4,436	352	6,843	(2,467)
Interest income and other expense, net	1,014	1,585	1,804	4,206
Income before income taxes	5,450	1,937	8,647	1,739
Provision for income taxes	(2,038)	(1,012)	(3,492)	(880)
Net income	$3,412	$925	$5,155	$859
Net income per share:
Basic	$0.06	$0.02	$0.10	$0.01
Diluted	$0.06	$0.02	$0.09	$0.01
Shares used in computing net income per share:
Basic	53,816	56,356	53,735	58,672
Diluted	55,033	58,605	54,776	61,129

SonicWALL, Inc.
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding Amortization of Purchased Intangible Assets
Restructuring Charges, Share-Based Compensation
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues:
Product	$16,507	$23,810	$31,971	$47,550
License and service	32,053	31,989	63,738	63,560
Total revenues	48,560	55,799	95,709	111,110
Costs of revenues:
Product	8,866	10,716	17,042	21,677
License and service	3,867	5,400	7,973	10,188
Total costs of revenues	12,733	16,116	25,015	31,865
Gross profit	35,827	39,683	70,694	79,245
Operating expenses:
Research and development	8,251	10,529	17,462	21,244
Sales and marketing	16,620	20,748	33,125	42,636
General and administrative	3,321	4,240	7,015	8,705
Total operating expenses	28,192	35,517	57,602	72,585
Income from operations	7,635	4,166	13,092	6,660
Interest income and other expense, net	1,014	1,585	1,804	4,206
Income before income taxes	8,649	5,751	14,896	10,866
Provision for income taxes	(3,200)	(2,128)	(5,511)	(4,020)
Non-GAAP net income	$5,449	$3,623	$9,385	$6,846
Non-GAAP net income per share:
Basic	$0.10	$0.06	$0.17	$0.12
Diluted	$0.10	$0.06	$0.17	$0.11
Shares used in computing net income per share:
Basic	53,816	56,356	53,735	58,672
Diluted	55,033	58,605	54,776	61,129

SonicWALL, Inc.
RECONCILIATION of GAAP to NON-GAAP NET INCOME
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Non-GAAP net income	$5,449	$3,623	$9,385	$6,846

Share-based compensation expense	(2,171)	(2,821)	(4,193)	(5,282)
Amortization of purchased intangible assets	(1,028)	(1,028)	(2,056)	(2,075)
Restructuring (charges) reversals	-	35	-	(1,770)
Tax effect of adjustments	1,162	1,116	2,019	3,140
Net effect of pro forma adjustments	(2,037)	(2,698)	(4,230)	(5,987)

Net GAAP income	$3,412	$925	$5,155	$859

Diluted Non-GAAP net income per share	$0.10	$0.06	$0.17	$0.11
Diluted GAAP net income per share	$0.06	$0.02	$0.09	$0.01

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	June 30,	December 31,
	2009	2008 (1)
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$83,122	$45,127
Short-term investments	90,499	60,327
Accounts receivable, net	17,547	20,945
Inventories	6,146	8,956
Deferred tax assets	9,423	9,423
Prepaid expenses and other current assets	8,866	11,861
Total current assets	215,603	156,639

Property and equipment, net	9,479	9,543
Goodwill	138,470	138,470
Long-term investments	15,190	61,450
Deferred tax assets, non-current	18,406	18,406
Purchased intangibles and other assets, net	15,396	17,328
Total assets	$412,544	$401,836

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$6,202	$10,717
Accrued payroll and related benefits	12,200	11,554
Other accrued liabilities	6,167	10,307
Deferred revenue	90,253	88,415
Total current liabilities	114,822	120,993

Deferred revenue, non current	20,981	15,072
Total liabilities	135,803	136,065

Shareholders' Equity:
Common stock, no par value	401,381	396,223
Accumulated other comprehensive loss, net	(8,552)	(9,209)
Accumulated deficit	(116,088)	(121,243)
Total shareholders' equity	276,741	265,771
Total liabilities and shareholders' equity	$412,544	$401,836

(1) December 31, 2008 balances have been derived from the audited financial statements as of the same date.

SonicWALL, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Cash flows from operating activities:
Net cash provided by operating activities	$11,082	$5,472	$17,398	$8,351
Cash flows from investing activities:
Purchase of property and equipment	(1,058)	(1,135)	(2,359)	(2,818)
Change in restricted cash in escrow	-	(7)	5,104	1,382
Maturity and sale of investments, net of purchases	4,032	30,249	16,887	73,387
Net cash provided by investing activities	2,974	29,107	19,632	71,951
Cash flows from financing activities:
Issuance of common stock under employee stock option and purchase plans	113	786	965	3,833
Repurchase of common stock	-	(46,099)	-	(78,646)
Excess tax benefits from share-based compensation	-	789	-	789
Net cash provided by (used in) financing activities	113	(44,524)	965	(74,024)
Net increase in cash and cash equivalents	14,169	(9,945)	37,995	6,278
Cash and cash equivalents at beginning of period	68,953	49,547	45,127	33,324
Cash and cash equivalents at end of period	$83,122	$39,602	$83,122	$39,602